                                   P R O X Y




                                  PFIZER INC.
                                     PROXY
                      SOLICITED BY THE BOARD OF DIRECTORS



The undersigned appoints William C. Steere, Jr., Henry A. McKinnell, and C. L. Clemente, and each of them, as proxies, each with full power of substitution, and authorizes them to represent and to vote, as designated on the reverse side of this form, all the shares of common stock of Pfizer Inc. held of record by the undersigned on February 29, 2000, and all of the shares as to which the undersigned then had the right to give voting instructions to the record holder under the Pfizer Inc. Shareholder Investment Program, the Pfizer Inc. Savings and Investment Plan and the Pfizer Inc. Employee Benefit Trust, at the Annual Meeting of Shareholders to be held on April 27, 2000 at 10:00 a.m. at the Grand Hyatt Hotel, Empire State Ballroom, New York, New York or any adjournment or postponement.


IF NO OTHER INDICATION IS MADE ON THE REVERSE SIDE OF THIS FORM, THE PROXIES WILL VOTE (AND ANY VOTING INSTRUCTIONS TO RECORD HOLDERS WILL BE GIVEN) FOR ITEMS 1, 2, 3 AND 4, AGAINST ITEM 5 AND, IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.



                                                                 SEE REVERSE
                                                                     SIDE
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   PLEASE FOLD AND DETACH HERE IF YOU ARE NOT VOTING BY INTERNET OR TELEPHONE



If you plan to attend the Annual Meeting, please bring this admission ticket with you.


                                ADMISSION TICKET

                                  PFIZER INC.

                         ANNUAL MEETING OF SHAREHOLDERS

                            Thursday, April 27, 2000
                                   10:00 a.m.
                               Grand Hyatt Hotel
                             Empire State Ballroom
                        42nd Street and Lexington Avenue
                               New York, New York


              Due to space limitations, we will be serving lighter
                  refreshments at this year's Annual Meeting.

/X/ Please mark your
    votes as in this
    example

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1, 2, 3 AND 4, AND
                            "AGAINST" ITEM 5.


1. Election of Directors
   (Mark ONE box only.)

            VOTE
FOR       WITHHELD
          FROM ALL
          NOMINEES

/ /         / /

Nominees:
     1. M. Anthony Burns
     2. George B. Harvey
     3. Stanley O. Ikenberry
     4. Harry P. Kamen
     5. John F. Niblack

FOR, except vote withheld from the following nominee(s):
(Address Here).

-------------------------------------------------------------------

2. A proposal to approve the issuance of shares of Pfizer common stock in connection with the merger

FOR       AGAINST        ABSTAIN
/ /         / /            / /

3. A proposal to amend Pfizer's Certificate of Incorporation to increase the maximum number of Directors.

FOR       AGAINST        ABSTAIN
/ /         / /            / /


4. A proposal to approve the appointment of KPMG LLP as independent auditors for 2000.

FOR       AGAINST        ABSTAIN
/ /         / /            / /

5. A shareholder proposal relating to charitable contributions.

FOR       AGAINST        ABSTAIN
/ /         / /            / /



   SPECIAL ACTION
I wish to view future        / /         Change of
annual reports and proxy                 Address     / /
statements on the Internet
and receive my proxy card                Comments on reverse side   / /
by e-mail.


IF ACTING AS ATTORNEY, EXECUTOR, TRUSTEE, OR IN OTHER REPRESENTATIVE CAPACITY, PLEASE SIGN NAME AND TITLE.

--------------------------------------------------------------
(SIGNATURE IF SHAREHOLDER)                        DATE

--------------------------------------------------------------
(SIGNATURE IF HELD JOINTLY)                       DATE

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    - FOLD AND DETACH HERE IF YOU ARE NOT VOTING BY INTERNET OR TELEPHONE -
                                      / /
                                  PFIZER INC.

Dear Shareholder:

We encourage you to take advantage of the convenient ways to vote your shares: you can vote your shares electronically through the Internet or the telephone 24 hours a day, seven days a week. This eliminates the need to return the proxy card.

To vote your shares electronically you must use the control number printed in the box above, just below the perforation. The series of numbers that appear in the box above must be used to access the system.

1.   To vote over the Internet:

          - Log on the Internet and go to web site http://eproxyvote.com/PFE

2.   To vote over the telephone:

          - On a touch-tone telephone call 1-877-PRX-VOTE (1-877-779-8683)
          - Outside of the U.S. and Canada call 201-636-8073

Your electronic vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card.


If you choose to vote your shares on the Internet or by telephone, there is no need for you to mail back your proxy card.


                 YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.